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                               EQUITY INVESTMENT
                                 LINE AGREEMENT

                                    PART ONE







                          EUROFUND DERIVATIVES LIMITED
                    24-26 CALTON ROAD EDINBURGH EH8 9DP U.K
            INTL TEL: 0044 131 622 7415  INTL FAX: 0044 131 662 0210
           EMAIL: info@eurofund.8m.com  WEBSITE: www.eurofund.8m.com

===============================================================================

                        EQUITY INVESTMENT LINE AGREEMENT



                                    CONTENTS





               Equity  Investment Line Agreement          Page VI











                                      II

                                Letter of Intent



January 4, 2000


Company: Phoenix Resources Technologies, Inc. (OTCBB:PRTI)


Attention: Mr. Benjamin Traub

Gentlemen,


This letter is to set forth our understanding regarding the investment by Eurofund Derivatives Limited., a United Kingdom Company (the"Investor") of $4 million United States dollars maximum amount in Phoenix Resources Tehnologies, Incorporated, a Nevada corporation (the"Company"). The provisions of this letter are not intended to be legally binding,

Under the terms and conditions of the Equity Line Investment Agreement (described herein) the Company may require the Investor to purchase Shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), over a period of two years from the effective date of Registration of the Common Stock for an aggregate purchase price of $4 million USD. Under the terms of the Equity Line , during any 90 day period, the Company, subject to the satisfaction of certain conditions in the Agreement, can require the Investor to purchase Shares of Common Stock for a aggregate purchase price of between $0 USD and $500,000 USD. The purchase price per share to be paid by Investor for the Shares of Common Stock under the Agreement will equal 92% of the average closing bid price of the Common Stock during the five trading days immediately preceding the Notice of Exrcise given by the Investor to the Company.

To give an example of how this would work: If the Company wanted to raise $500,000 during the course of any three month period, it would send Eurofund a Put Notice specifying that Eurofund must exercise $500,000 worth of a class A warrant during a three month period. The Company Put Notice would also contain a Floor Price under which the class A warrant may not be exercised. If Eurofund decided to exercise $100,000 of this amount the next day, it would send the Company $100,000 along with a notice of exercise stating that it was exercising $100,000 of the class A warrant and that $400,000 of the class A warrant remained to be exercised during the remainder of the three-month period. If the average of the 5 day bid price per share of the Company's Common Stock during the ten days prior to Eurofund exercise was $10 per share, and the Floor Price set by was not above $10 per share, then the Company would issue to Eurofund 10,000 Shares of Common Stock. During the remainder of the three-month period, Eurofund would send the Company notices of exercise for the remaining $400,000.

The class A warrant allows the Company to require Eurofund to buy from the Company a dollar amount of Common Stock set from time to time by the Company. The Company can raise a maximum of $4

                                      III
million USD over the life of the class A warrant, raising between $0 USD to $500,000 USD during each three month period set by the Company. The Company may also choose not to issue any Shares of Common Stock under the class A warrant.

The Company, at its discretion, sets the dollar amount of the class A warrant to be exercised, and the minimum or Floor Price per share below which such warrant may not be exercised.

The exercise price is the price paid by Eurofund for each share of Common Stock and is will equal 92% of the average 5 day bid price per share for each of the five trading days before the date of exercise, but can never be lower than the Floor Price set by the Company from time to time.

The class A warrant expires two (2) years after execution of the Equity Line Investment Agreement.

The Company's decision whether to require Eurofund to exercise the class A warrant may depend upon a variety of factors. These factors may include:

need for additional funding; when such funding is required; the current and anticipated market price for Common Stock; the availability and terms of equity funding elsewhere; general market conditions.

Each three month period begins on the date specified in the Put Notice to Eurofund, and ends on the earlier of the date three months later or when the entire amount of stock which Eurofund is obligated to buy from the Company during such three-month period has been exercised. The three-month periods may not necessarily be consecutive.

If the Company decides to require Eurofund to purchase the amount specified in the Put Notice Eurofund would then exercise a portion of the class A warrant during a three-month period into the number of Shares of Common Stock which equals the amount specified by the Company divided by the exercise price in effect at the time. During each three-month period in which Eurofund is required to buy Shares of Common Stock from the Company, Eurofund must send the Company a notice of exercise.

The Company will receive from Eurofund the aggregate exercise price of the warrants if such warrants are exercised by Eurofund.

Investor's obligation to purchase Shares of Common Stock under the Agreement is subject to various conditions, including among other things, the average closing bid price of the Common Stock being at least $(The Floor Price) per share for the five trading days preceding the date of the Notice of Exercise, continued trading of the Common Stock on the Principal Market for the Common Stock and the Common Stock beneficially owned by the investor being not more than 9.9% of the then outstanding Common Stock. The Company may terminate the Agreement without further notice to the Investor at any time after it has sold to the investor $4 million USD of Common Stock.

The securities purchased by the Investor under the Agreement will be offered for sale and will be sold without registration, the Company will agree to file and maintain effectiveness of a Registration Statement under the Securities Act of 1933 for the resale by the Investor of the Shares of Common Stock

                                      IV
purchased under the agreement. The Investor will be entitled to registration, at the cost and expense of the Company, initiated by the Company upon reasonable terms and conditions to be agreed upon and set forth in the Equity Line Agreement

The Equity Investment Line Agreement shall be subject to the approval of all of the parties and their counsel. Such terms and conditions shall include among others: (a) warranties, representations including those usually given in transactions of the nature herein contemplated, satisfactory to the Investor relating to the Company's structure, organisation, business, operations and financial condition; (b) the usual conditions which must be satisfied before parties to transactions of the type contemplated are obligated to close, including, but not limited to, obtaining of any required consents relating to material contracts, the absence of any litigation or other legal proceeding relating to this transaction or the Company; and (c) provisions relating to compliance with all applicable securities laws.

All the parties agree to use their reasonable best efforts to complete the aforesaid Agreement within 45 days

Following execution of the letter, the Investor and it's agents agree to hold all information obtained by virtue of such Equity Investment Line Agreement in confidence and not to release it to third parties without the prior written consent of the Company.

From the date of execution of the Agreement, the Company will operate its business in the manner described in the latest 8K or most recent SEC filing documents and will use its best efforts to; (i) maintain its listing requirement and its business as a going concern and (ii) register an effective registration statement with the SEC for the securities contemplated in the Equity Investment Line Agreement.


If the foregoing accurately describes our understandings and agreements, please sign, date and return the enclosed copy of this letter to me.

    Sincerely,

    Eurofund Derivatives Limited, (the "Investor")

    Signed By:

    Name & Title :  Roger Green ,  Managing Director

Read and Agreed to this  10th. Day of January, 2000:

      Phoenix Resources Technologies, Inc. (the "Company")

      Signed By:

      Name & Title:  Benjamin E. Traub,  President and C.E.O.

                                       V

                        Equity Investment Line Agreement

 For reference purposes the date of this Agreement is the 25th. January, 2000.

This Equity Investment Line Agreement relates to the purchase and sale from time to time by the Selling Investor (the "Selling Investor") of an indeterminate number of Shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Phoenix Resources Technologies, Inc., a Nevada corporation (the "Company") issuable upon exercise of a Class A Warrant.

The actual number of Shares of Common Stock into which the Class A Warrant is exercisable will depend upon whether the Company requires the holder of the Class A Warrant to exercise all or part of such Class A Warrant and will also depend upon future market conditions. If the Company were to require the holder of the Class A Warrant to fully exercise such warrant, based upon current market conditions, as of January 4, 2000, the Class A Warrant being registered hereunder would be exercisable into approximately 570,000 Shares of Common Stock. In accordance with Rule 415 under the Securities Act of 1933, Common Stock offered hereby shall also be deemed to cover an indeterminate number of securities to be offered or issued to reflect adjustments resulting from stock splits, stock dividends or similar transactions, as well as an indeterminate number of Shares of Common Stock issuable upon exercise of the Class A Warrant, and is deemed to include any additional Shares of Common Stock that may be issuable upon such exercise as a result of any adjustment to the exercise price.

It is anticipated that the Shares will be offered from time to time in brokerage transactions (which may include block transactions), in the over-the-counter market or negotiated transactions at prices and terms prevailing at the time of such sales, at prices related to such market prices or at negotiated prices.

The Selling Investor has not held any position, office or other material relationship with the Company, or had any such position, office or material relationship within the past three (3) years. Because the number of Shares into which the Class A Warrant is exercisable depends upon whether the Company requires the Selling Investor to exercise all or part of the Class A Warrant issued to it, and will also depend upon the market price of the Company's Common Stock from time to time, it is not possible to calculate the number of Shares of Common Stock which will be ultimately issued upon exercise of the Class A Warrant. Therefore the aggregate exercise price of the Class A Warrant subscribed for by the Selling Investor is listed below in place of the number of Shares beneficially owned by such Selling Investor prior to this offering and in place of the number of Shares offered by such Selling Investor. Because of this it is not possible to calculate the percentage of the Company's outstanding Common Stock beneficially owned by the Selling Investor. Under the terms of the Class A Warrant, the total number of Shares of Common Stock of the Company deemed beneficially owned by the Selling Investor, together with all Shares of the Common Stock of the Company deemed beneficially owned by the Selling Investor's affiliates as defined in Rule 144 of the Securities Act of 1933, as amended, may never exceed 9.9% of the total issued and outstanding Shares of the Common Stock of the Company.

SECURITIES OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933.

Beneficial Owner: Eurofund Derivatives Limited
Aggregate Warrant Exercise Price:  (Class A Warrant)   $4,000,000
Title of each class of securities to be offered:  CLASS A WARRANT
Title of each class of securities to be registered: COMMON STOCK
Proposed Amount to be registered:    $4,000,000
Maximum Amount per Put Notice/Notice of Exercise:  $500,000
Proposed Maximum Aggregate Value of Common Stock to be issued: $4,000,000

                                      VI

The Company will only receive the Aggregate Exercise Price if the Warrant is exercised by the Selling Investor. Such exercise may depend upon whether the Company requires the Selling Investor to exercise all or part of the Class A Warrant issued to it, and will also depend upon future market conditions. The Company has agreed to bear all of the expenses in connection with the registration of the Shares. The Company expects that any net proceeds from the exercise of the Warrants will be used for research and development, working capital, acquisitions, and for general corporate purposes, in such amounts as the Company, in its discretion, deems appropriate. Pending utilisation, the Company may invest such funds in money market funds and other interest-bearing obligations.

Authorisation of Additional Securities. The Company is authorised to issue 100,000,000 Shares of Common Stock. As of the date of this Equity Investment Line Agreement, there were 9,072,400 Shares of Common Stock issued and outstanding. The Company's Board of Directors has the power to issue any and all unissued Shares and, to the extent that additional Shares of Common Stock are issued, dilution to the interests of the Company's stockholders will occur.

The Company's Common Stock trades on the National Association of Securities Dealers Bulletin Board under the symbol, "PRTI". On January 19, 2000 as reported by NASD the last sale price of a share of Common Stock was $9.00.


Description of Securities Offered Pursuant to Equity Investment Line Agreement Between Eurofund Derivatives Limited and Phoenix Resources Technologies, Inc.


The Company is authorised to issue 100,000,000 Shares of Common Stock, $0.001 par value per share, of which 9,070,400 Shares were outstanding as of the date of this Equity Line Agreement.

The Company is obligated to file a registration statement, at the latest within ten business days after the end of each three month period stipulated in a Put Notice, for all Shares of Common Stock issued upon exercise of the Warrant
during such three month period.   Under the terms of their agreement with the
Company, at no time will the Selling Investor and their affiliates own in excess of 9.9% of the total issued and outstanding Shares of the Common Stock.

The Class A Warrant, which expires on January 25, 2002, entitles the Selling Investor to purchase from the Company at the Exercise Price a certain number of Shares based upon an amount set by the Company from time to time over the life of the Class A Warrant. Before the beginning of each three month period specified by the Company, the Company will determine the amount of Common Stock that the Company wishes to issue to the Selling Investor during such three-month period. The Company will also set the minimum price or "Floor Price" per share at which such Common Stock is to be issued. The amount of Common Stock and the Floor Price can be reset by the Company in its sole discretion prior to the beginning of any such three month period.

Therefore, at the beginning of each three month period, the Company controls the maximum aggregate amount of Common Stock to be issued pursuant to exercise of the Class A Warrant (which can range from $0 USD to $500,000 USD during such three month period), and the minimum price per share for such issuance. The Company may also choose not to issue any Shares of Common Stock pursuant to the Class A Warrant. If the Company decides to require the Selling Investor to purchase the amount specified by the Company, the Selling Investor must then exercise the Class A Warrant during such three month period into the number of Shares which equals the amount specified by the Company divided by the applicable Exercise Price. On a date or dates during such three-month period in which the Selling Investor is obligated to exercise all or part of the Class A Warrant, the Selling Investor is required to send a Notice of Exercise to the Company. The "Exercise Price" per share shall mean:

                                      VII
the greater of


  (i)  The Floor Price to be set by the Company upon issuance of the Put Notice.

 (ii) 92% of the average 5 day bid price on the Nasdaq National Market or other exchange or market if the Shares are traded thereon, for each of the five trading days preceding the date that a Notice of Exercise is given.

The Exercise Price in effect during any three month period specified by the Company may never be lower than the Floor Price specified by the Company prior to the beginning of such three month period, and the Selling Investor's obligation to exercise the Class A Warrant during such three month period shall be waived whenever the Exercise Price is lower than the Floor Price specified by the Company. Unless otherwise agreed to by the Company and the Selling Investor, no more than $4 million USD may be raised by the Company pursuant to the exercise of the Class A Warrant. Because the number of Shares into which the Class A Warrant are exercisable into depends upon whether the Company requires the Selling Stockholder to exercise all or part of the Class A Warrant issued to it, and will also depend upon the market price of the Company's Common Stock from time to time, it is not possible to calculate the number of Shares of Common Stock which will be ultimately issued upon exercise of the Class A Warrant.

Holders of Common Stock are entitled (i) to receive rateable dividends from funds legally available for distribution when and if declared by the board of directors; (ii) to share rateably in all of the Company's assets available for distribution upon liquidation, dissolution or winding up of the Company; and
(iii) to one vote for each share held of record on each matter submitted to a vote of stockholders. All outstanding Shares of Common Stock are fully paid for and non-assessable. The Selling Investor is entitled to distribute from time to time the Common Stock issuable upon exercise of the Warrant. Based upon current market conditions, as of the 4th. January, 2000, the outstanding Warrant would have been exercisable for an aggregate exercise price of $4,000,000 into approximately 570,000 Shares of Common Stock, representing approximately 5.8% of the issued and outstanding Common Stock of the Company after taking into account the issuance of such Common Stock upon exercise of the Warrants. The Company will not receive any proceeds from the sale of Common Stock by the Selling Investor. The Company will only receive the Aggregate Exercise Price of the Warrants if such Warrants are exercised by the Selling Investor. Such exercise may depend upon whether the Company requires the Selling Investor to exercise all of part of the Class A Warrant issued to it, and will also depend upon future market conditions.

To comply with certain states' securities laws, if applicable, the Common Stock will not be offered or sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

                                     VIII

Read and Agreed to this  25th. Day of January, 2000:


Eurofund Derivatives Limited, (the "Investor")

     Signed By:     Roger Green

     Name & Title:  Roger Green, Managing Director


Phoenix Resources Technologies, Inc. (the "Company")


      Signed By:    Judee Fayle

     Name & Title:  Judee Fayle, Secretary/Treasurer






                                      IX

===============================================================================



                               EQUITY INVESTMENT
                                 LINE AGREEMENT

                                    PART TWO








                          EUROFUND DERIVATIVES LIMITED
                    24-26 CALTON ROAD EDINBURGH EH8 9DP U.K
            INTL TEL: 0044 131 622 7415  INTL FAX: 0044 131 662 0210
           EMAIL: INFO@EUROFUND.8M.COM  WEBSITE: WWW.EUROFUND.8M.COM

===============================================================================

                        EQUITY INVESTMENT LINE AGREEMENT


                                    PART TWO



                                    CONTENTS




                Equity Investment Class A Warrant       Page III


                Form of Notice of Exercise              Page VII



                                      II

                                CLASS A WARRANT


THIS CERTIFIES that, for value received, EUROFUND DERIVATIVES LIMITED hereinafter called "Warrantholder"), is entitled and required to purchase at the Exercise Price from Phoenix Resources Technologies, Inc., a Nevada corporation (hereinafter called the "Company"), the number of Shares of Common Stock, par value $0.001 per share (hereinafter called the "Shares") of the Company calculated in accordance with Section 1.1 below, at any time on or before 4:30 p.m. Eastern Standard Time on January 25, 2002 (the "Expiration Date"), all in accordance with the terms hereof.

  1. Exercise of Warrants.

     1.1 During any Quarter and prior to 4:30 p.m. Eastern Standard Time on the Expiration Date, the Warrantholder shall during such Quarter exercise the Outstanding Amount of this Warrant by delivering to the Company a Notice of Exercise duly executed and completed by Warrantholder, at the office of the Company, attention: Ms. Judee Fayle, Secretary/Treasurer, together with payment in full in lawful money of the United States, of the portion of the Outstanding Amount of the Warrant being exercised by such Notice of Exercise. Such payment shall be made by wire transfer of immediately available funds to the account of Phoenix Resources Technologies, Inc. at Whatcom State Bank, Point Roberts Branch, 480 Tyee Drive, Point Roberts, WA 98281 Account No.: 903006518 ABA Wire Code No: 125107765.

     Upon exercise, the Warrantholder shall receive the number of Shares equal to the Outstanding Amount being exercised divided by the applicable Exercise Price. Upon receipt of the aforesaid payment, the Company shall issue instructions to its transfer agent to issue such Shares to the Warrantholder within five (5) business days of the Company's receipt of such payment. Provided that the entire Outstanding Amount during any Quarter has been exercised, and subject to the other restrictions contained in this Warrant or in the Equity Line Agreement dated January 25, 2000 between the Company and the Warrantholder, the timing and number of Notices of Exercise delivered by the Warrantholder to the Company shall be at the discretion of the Warrantholder. The Company may treat any Notice of Exercise received by it by facsimile after 4:30 p.m. Eastern Standard Time to be received on the next business day.

  2  The following definitions shall apply:

     2.1 The "Exercise Price" shall mean the greater of (i) The Floor Price specified by the Company in a Put Notice or (ii) 92% of the average 5 day bid price on the Nasdaq National Market or other exchange or market if the Shares are traded thereon for each of the five trading days preceding the date that a Notice of Exercise is given. The Exercise Price in effect during a Quarter specified in a Put Notice may never be lower than the Floor Price specified by the Company in such Put Notice, and the Warrantholder's obligation to exercise this Warrant shall be waived whenever the Exercise Price is lower than the Floor Price. Nothing contained in the preceding sentence shall prevent the Warrantholder from voluntarily electing to exercise this Warrant at a price per Share equal to or greater than the Exercise Price, provided that such price is at least as high as the Floor Price.

     2.2 "Notice of Exercise" shall mean a notice or notices delivered by the Warrantholder to the Company indicating (A) the portion of the Outstanding Amount of this Warrant being exercised, (B) the Warrantholder's Deposit/Withdrawal At Custodian (DWAC) instructions for delivery of the Shares, and (C) specifying the Warrantholder's calculation of (1) the number of Shares to be issued to such Warrantholder, (2) the Exercise Price in effect for such Notice of Exercise, and (3) the remaining balance of the Outstanding Amount. Notwithstanding anything to the contrary contained herein, unless otherwise

                                      III
     agreed to by the Company in writing, each Notice of Exercise shall be deemed to contain a representation by the Warrantholder that, after giving effect to the Shares to be issued pursuant to such Notice of Exercise, the total number of Shares of Common Stock of the Company deemed beneficially owned by the Warrantholder, together with all Shares of the Common Stock of the Company deemed beneficially owned by the Warrantholder's affiliates as defined in Rule 144 of the Act, will not exceed 9.9% of the total issued and outstanding Shares of the Common Stock of the Company.

     2.3. The "Outstanding Amount" of this Warrant shall be the amount specified in any Put Notice given by the Company from time to time, reduced by the amount of this Warrant exercised by the Warrantholder during the Quarter specified in such Put Notice to which the Put Notice relates. Should the company's share price be subject to the SEC penny stock rules and unless waived by the Company and the Warrantholder, the Outstanding Amount in any Quarter shall automatically be reduced to equal the lesser of: an amount equal to (A) 7% of the daily dollar trading volume in the Company's Common Stock for the Quarter ending on the day prior to the beginning of the Quarter specified in the Put Notice multiplied by (B) the number of trading days in the Quarter specified in the Put Notice. Unless waived by the Company in writing, on the last day of the Quarter specified in any Put Notice and on the Expiration Date, the Warrantholder shall be deemed to have given a Notice of Exercise for any Outstanding Amount remaining on such date.

     2.4. "Put Notice" shall mean the notice given to the Warrantholder or its specified agent by the Company and signed by an executive officer of the Company setting forth: (A) the amount chosen by the Company (which may be any amount from $0.00 to $500,000) to be the Outstanding Amount of this Warrant to be exercised by the Warrantholder during the Quarter, (B) the exact dates of the Quarter which shall be specified by the Company, (C) the Floor Price specified by the Company. The Company shall give the Warrantholder a Put Notice at least 30 days prior to the beginning of any Quarter specified in such Put Notice. The Company may amend any terms specified in such Put Notice (except that the Outstanding Amount may not be increased by the Company without the Warrantholder's consent) by delivery of an amendment to such Put Notice to the Warrantholder at any time prior to the beginning of such Quarter. Unless mutually agreed to in writing, the Company may not specify a total Outstanding Amount which, when exercised in full, would result in the Warrantholder having exercised more than $4 million USD. As of the date of this Warrant, the Outstanding Amount shall be $4 million.

     2.5  "Quarter" shall mean any three month period specified in a Put Notice.

     2.6 Certificates representing Shares issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under any applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
          NOT BEEN REGISTERED PURSUANT TO THE SECURITIES
          ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD,
          TRANSFERRED, HYPOTHECATED OR OTHERWISE
          DISPOSED OF UNLESS THERE IS A REGISTRATION
          STATEMENT THEN IN EFFECT COVERING SUCH SHARES OR
          AN EFFECTIVE EXEMPTION FROM SUCH REGISTRATION OR
          AN OPINION OF COUNSEL SATISFACTORY TO THE
          COMPANY THAT UNDER THE CIRCUMSTANCES
          REGISTRATION IS NOT NECESSARY.

     Provided, however, that if the issuance of the Shares pursuant to the exercise of this Warrant are subject to an effective registration statement pursuant to Section 5 of the Securities Act of 1933, as amended, certificates representing the Shares shall not bear any restrictive legend. The Floor Price specified in any Put Notice, and the daily trading price of the Common Stock of the Company for any trading day used to

                                      IV
     calculate the Exercise Price, shall be adjusted proportionally to reflect any stock splits, stock dividends, reclassifications, combinations and similar transactions involving the Common Stock. No fractional Shares of Common Stock shall be issued upon the exercise of any Warrants evidenced hereby, but in lieu thereof the number of Shares of Common Stock that are issuable upon any exercise shall be rounded up or down to the nearest whole share.

     2.7 Either party may terminate this Warrant prior to the Expiration Date if there has been a change in management of the other party by providing such party with written notice of such election to terminate.

     2.8  Prior Notice as to Certain Events.

     The Company shall mail to Warrantholder not less than ten (10) days prior to the date on which (a) a record will be taken for the purpose of determining the holders of Capital Stock entitled to subscription rights, or (b) a record will be taken (or in lieu thereof, the transfer books will be closed) for the purpose of determining the holders of Capital Stock entitled to notice of and to vote at the meeting of stockholders at which any consolidation, merger, dissolution, liquidation, winding up or sale of the Company shall be considered and acted upon.

  3. Reservation and Issuance of Shares.

     3.1 The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorised, legally issued and when paid for in accordance with the terms hereof, fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof to the Warrantholder.

     3.2 The Company will reserve at all times such number of Shares as may be issuable pursuant to the exercise of Warrants evidenced by this Warrant Certificate.

  4. Investment Representation. By accepting delivery of this Warrant Certificate and by exercising any Warrants evidenced hereby, the Warrantholder represents that the Warrantholder is acquiring the Warrants and the Shares issuable upon the exercise of the Warrants for investment.

  5. Miscellaneous.
     5.1 The Warrantholder shall not be entitled to any rights whatsoever as a stockholder of the Company by virtue of its ownership of this Warrant.

     5.2 This Warrant is being executed and delivered in the State of Nevada. This Warrant Certificate shall be interpreted under the laws and jurisdiction of the state and federal courts in the State of Nevada, United States of America. The parties hereby consent to such jurisdiction.

     5.3 Subject to the provisions of Section 1 hereof, this Warrant may be exercised at any time after the date hereof and prior to its expiration as of 4:30 p.m. Eastern Standard Time on the Expiration Date, and shall be void and of no effect after 4:30 p.m. Eastern Standard Time on the Expiration Date.

     5.4 By accepting delivery of this Warrant, the Warrantholder acknowledges that the Warrant granted hereunder shall be in full satisfaction of all obligations to issue Class A Warrants to the Warrantholder pursuant to the Agreement dated January 25, 2000 between the Company and the Warrantholder.

                                       V

IN WITNESS WHEREOF,


The Company and the Warrantholder have executed this Warrant on this Twenty Fifth day of January, 2000 by each of their duly authorised officers.



PHOENIX RESOURCES TECHNOLOGIES, INC

Signed By:    Judee Fayle

Name & title: Judee Fayle, Secretary/Treasurer



EUROFUND DERIVATIVES LIMITED

Signed By:    Roger Green

Name & Title: Roger Green, Managing Director





                                      VI